Exh. 10-31
                          MASTER REFINANCING AGREEMENT

         This Master Refinancing Agreement (this "Agreement") is made and entered into as of the 6th day of November, 1997 (the "Effective Date") between and among Consolidated Eco-Systems, Inc., an Idaho corporation formerly known as Exsorbet Industries, Inc. ("Consolidated"), all of the wholly or partially owned subsidiaries of Consolidated, and American Physicians Service Group, Inc., a Texas corporation ("APS").

                                R E C I T A L S:

         WHEREAS, Consolidated executed and delivered that certain Promissory Note dated November 26, 1996 (the "Original Note") in the original principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000) payable to the order of APS; and

         WHEREAS, the Original Note was secured pursuant to the following agreements, all for the benefit of APS: (i) that certain Security Agreement dated December 12, 1996 entered into by 7-7, Inc., an Arkansas corporation ("7-7"), formerly known as 7-7 Merger, Inc.; (ii) that certain Security Agreement dated September 30, 1996 entered into by 7-7; (iii) that certain Assignment and Security Agreement dated September 30, 1996 entered into by Consolidated; and (iv) those certain Guaranty Agreements dated September 30, 1996 entered into by each of the following entities:

  a. Consolidated Environmental Services, Inc., an Arkansas corporation ("CES");

  b.       Cierra, Inc., an Arkansas corporation ("Cierra");

  c.  Larco Environmental Services, Inc., a Louisiana corporation ("Larco");

  d. KR Industrial Services of Alabama, Inc., an Alabama corporation ("KR Industrial");

  e.  Exsorbet  Technical   Services,   Inc.,  an  Arkansas   corporation
     ("Exsorbet Technical") doing business as SpilTech Services, Inc.;

  f. Eco Acquisition, Inc. ("Acquisition"), an Arkansas corporation also known as Eco-Systems, Inc.; and

  g.       7-7

(all of the agreements described in (i) through (iv) above are collectively referred to herein as the "Original Security Documents"); and

         WHEREAS, Consolidated has executed and delivered a new note of even date herewith in the original principal amount of $3,788,580 (the "New Note") in renewal, replacement and extension of the Original Note, which New Note is secured pursuant to the Original Security Documents and the additional Security Documents described below; and

         WHEREAS, in addition to the Original Security Documents, the New Note and the indebtedness and obligations evidenced thereby are further secured pursuant to (i) that certain Security Agreement of even date herewith entered into for the benefit of APS by Larco; and (ii) that certain Assignment and Security Agreement of even date herewith entered into for the benefit of APS by Consolidated (both of which agreements described in (i) and (ii) of this sentence, together with the Original Security Documents, are collectively referred to herein as the "Security Documents"); and

         WHEREAS, for purposes hereof, 7-7, CES, Cierra, Larco, KR Industrial, Exsorbet Technical, and Acquisition, together with any future corporations or other entities, wholly or partially, directly or indirectly, owned or controlled by Consolidated, are collectively referred to herein as the "Subsidiaries" and individually as a "Subsidiary"; and

         WHEREAS, in addition to the covenants and agreements contained in the New Note and the Security Documents, Consolidated, the Subsidiaries and APS desire to memorialize certain other understandings and agreements between them as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         1. REGISTRATION OF COLLATERAL SHARES. Consolidated agrees to, within thirty (30) days after the execution and delivery of this Agreement, file for, and use its best efforts to effect, the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the qualification under applicable state securities laws (the "State Laws"), of all of the shares of common stock of Consolidated in which APS has a security interest under the Security Documents, including without limitation those certain One Million Two Hundred Thousand (1,200,000) shares of common stock of Consolidated, and such additional shares as may be executed or issuable upon any stock dividend, stock split, reverse stock split, reclassification or other similar act or transaction (all of which shares of Consolidated common stock in which APS has a security interest are hereinafter referred to as the "Collateral Shares"). Consolidated agrees that, in addition to such other obligations and restrictions as may be set forth in the Security Documents, Consolidated will not engage in any stock split, stock dividend, reclassification or other similar act or transaction regarding its capital stock unless the Collateral Shares are included in such act or transaction and effected thereby in all respects the same as any other class or share of Consolidated's capital stock.

         Consolidated will use its best efforts to effect the registration under the Securities Act and the qualification under the State Laws of the Collateral Shares, to the extent required to permit the disposition thereof in any manner, or combinations of manners, which APS may select, at APS' sole discretion. APS agrees that Consolidated may utilize Form S-3 to register the Collateral Shares unless APS determines, in good faith, that Form S-3 would not accomplish the best disposition of the Collateral Shares for APS' benefit (or another form is required by applicable regulations or regulatory authorities). Consolidated agrees to maintain such registration statement under the Securities Act and the qualification under the State Laws to be maintained in effect until such time as all Collateral Shares have been sold at the direction and under the control of APS, and the gross proceeds from such sales have been remitted directly to APS for repayment of Consolidated's indebtedness under the New Note, or until all indebtedness due APS under and pursuant to the New Note has been repaid in full, whichever occurs first. Alternatively, but only upon the written request of APS and in APS' sole discretion, Consolidated will promptly take such steps (at Consolidated's sole cost) as necessary to allow APS to cause a sale of some or all of the Collateral Shares pursuant to an exception to the registration requirements of the Securities Act and the State Laws. However, if APS does not, in writing, elect the alternative described in the preceding sentence as to all Collateral Shares, Consolidated shall be deemed to be in default hereunder and under the New Note and the Security Documents in the event Consolidated has failed or refused, for any or no reason, to effect the registration under the Securities Act and the qualification under the State Laws of all the Collateral Shares in accordance with this Section 1 on or before May 1, 1998.

         Consolidated agrees to cooperate fully with APS, and to take such steps and execute and deliver such documents and instruments, as APS may request or as may otherwise be necessary, in order to allow APS, from time-to-time, to sell, or cause the sale of, the Collateral Shares, or any portion thereof. Any and all proceeds from any sale of the Collateral Shares shall be retained by, or remitted directly to, APS and shall be applied to the indebtedness of Consolidated to APS in the order provided in the New Note and the Security Documents pursuant to which APS acquired its security interest in the Collateral Shares. APS shall be entitled to cause a sale of the Collateral Shares and remittance of the proceeds therefrom to APS regardless of whether any particular installment of principal and/or interest is then due under the New Note, and any such payments accomplished through the sale of Collateral Shares shall not affect Consolidated's monthly or final payment obligations under the New Note, except to the extent the application of the sales proceeds from Collateral Shares causes an early pay-off, in full, of all amounts due under and pursuant to the New Note in compliance with the terms of the New Note and the Security Documents. Consolidated will bear all costs and expenses (including without limitation brokerage costs, legal fees and expenses and printing fees and expenses) incurred in connection with, or related to, the registration and sale of the Collateral Shares and the remittance of, or retention by, APS of the proceeds from such sales.

         In connection with the registration, qualification and/or sale of Collateral Shares pursuant to this Agreement, APS shall provide such information to Consolidated concerning APS as may be required by law, but APS shall not be required to undertake any indemnity obligation or other contractual obligations, and Consolidated covenants and agrees to comply fully and continually with all applicable federal and state laws. Consolidated hereby agrees to indemnify and hold APS, and all of APS' affiliates, subsidiaries, employees, officers, directors, shareholders and representatives (collectively, the "APS Indemnified Parties"), harmless from and against all losses, claims, damages, liabilities and expenses (including but not limited to expenses incurred in the investigation of, preparing for, and defending against, any claim) to which APS or any of the other APS Indemnified Parties may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the State Laws, or otherwise, insofar as (i) any such losses, claims, damages, liabilities or expenses arise out of or are based upon or caused by, in whole or in part, any untrue statement or alleged untrue statement of fact contained in any registration statement or prospectus (or any amended or supplemented registration statement or prospectus), or (ii) the same arise out of or are based upon or are caused by any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the same arise out of or are based upon any violation by Consolidated or Consolidated's employees, officers, directors, Subsidiaries or representatives, of the Securities Act or the Exchange Act, any rule or regulation thereunder, or any State Laws.

         2. POTENTIAL GLOBAL REFINANCING. The parties acknowledge and agree that Consolidated is considering a global refinancing of all the secured indebtedness of the Subsidiaries (other than 7-7) to banks, which would require the approval of APS pursuant to the Security Documents. For purposes of this Agreement, such refinancing is hereby referred to as the "Global Refinancing"). If all of the following terms and conditions are satisfied at the time of any such Global Refinancing, APS agrees that it will give its written consent to the Global Refinancing at such time:

         a. Neither Consolidated nor any of the Subsidiaries shall be in default, and no event of default shall have occurred, under any of the Security Documents or the New Note; and

         b. As a result of any Global Refinancing or otherwise, (i) there shall be no increase in the gross amount of indebtedness (as of the Effective Date) secured by liens on the assets of 7-7 which are superior or equal (as of the Effective Date) to the liens of APS, and (ii) there shall be no increase greater than $1,000,000 in the gross amount of indebtedness (as of the Effective Date) secured by liens on the assets of Larco which are superior or equal (as of the Effective Date) to the liens of APS. Consolidated and the Subsidiaries represent and warrant that the amount of their gross aggregate indebtedness (as of the Effective Date) that are secured by liens on the assets of Larco which are superior or equal (as of the Effective Date) to the liens of APS is $3,181,562; and

         c. The aggregate amount of indebtedness of Consolidated and the Subsidiaries incurred as a result of the Global Refinancing may not exceed $21,613,000; and

         d. APS must receive at least thirty percent (30%) of the proceeds (the "APS Payment") received or receivable by Consolidated as a result of the Global Refinancing, after deduction of only the amount, if any, distributed to other unrelated, secured creditors of Consolidated or the Subsidiaries at or immediately after the closing of any Global Refinancing. The APS Payment must be received by APS in immediately available funds directly from the lender(s) at the closing of the Global Refinancing as payment on the indebtedness evidenced by the New Note. All parties hereto acknowledge and agree that such payment shall not in any respect affect Consolidated's monthly or final payment obligations under the New Note, except to the extent the final payment obligation amount is reduced as a result of the special payment received pursuant to this provision. The APS Payment is to be applied first to any interest accrued and unpaid under the New Note, with any balance to be applied to principal; and

         e. APS shall have been given at least ten (10) days opportunity prior to the closing of any Global Refinancing and after receipt by APS of all documents, instruments and agreements, to review all documents, instruments and agreements entered into, or to be entered into at any such closing, in connection with such Global Refinancing, and as may otherwise be necessary for APS to ensure compliance with the conditions for any APS consent to a Global Refinancing as contained herein. Furthermore, Consolidated agrees to cooperate with APS and to provide APS access to, and participation in, the closing of any such Global Refinancing and the interaction with the lenders involved therein, as APS shall request in order for APS to ensure compliance with the conditions to any APS consent to a Global Refinancing as contained herein. APS shall not be required to provide its written consent to any Global Refinancing until the closing of any Global Refinancing, and any such consent may be conditioned expressly upon compliance with the terms and conditions provided herein.

         3. IMPLEMENTATION OF CONVERSION FEATURE. Consolidated agrees to use its best efforts to obtain the approval of Consolidated's shareholders (the "Shareholder Approval") for an increase in the authorized number of shares of common stock of Consolidated as necessary to provide APS with the right to convert any or all indebtedness of Consolidated to APS into common stock of Consolidated at a conversion rate to be mutually agreed upon in writing by APS and Consolidated (the "Conversion Price Agreement"). Consolidated's shareholder proxy solicitation will designate a specific item, which will have been approved by, and will be expressly recommended for approval by, the Board of Directors of Consolidated, seeking approval of an increase in the number of authorized shares of common stock of Consolidated solely as security for the New Note and other indebtedness secured by the Security Documents, or to satisfy the obligations owed by Consolidated and the Subsidiaries to APS, or in such other form as APS may require, provided that Consolidated or its management can lawfully solicit such proxy item. If Shareholder Approval is obtained, Consolidated agrees to reserve such shares of its common stock for issuance as may be necessary in order for APS to have the right to convert any or all of the outstanding principal amount and accrued interest due under the New Note into common stock of Consolidated at any time thereafter at the price agreed in the Conversion Price Agreement. APS shall be required to obtain the prior written consent of Consolidated, which shall not unreasonably be withheld, prior to any such conversion, provided that upon any default, or event of default, under the New Note or any of the Security Documents, the consent of Consolidated shall no longer be necessary to effect any conversions.

         Consolidated agrees to, promptly after obtaining Shareholder Approval, effect the registration under the Securities Act, and the registration and/or qualification under the State Laws, of such shares of common stock of
Consolidated as may be obtainable, from time-to-time, by APS through any conversions as contemplated in this Section (the "Conversion Shares"). Consolidated will effect the registration under the Securities Act and the registration and/or qualification under the State Laws, if the Conversion Shares, to the extent required to permit the disposition thereof by APS, immediately upon acquisition by APS (if APS were to so choose), in any manner, or combination of manners, which APS may select, at APS' sole discretion. Consolidated agrees to maintain such registration in effect for so long as necessary for APS to sell any or all of the shares of Consolidated acquired pursuant to such conversion without restriction. Consolidated agrees that Consolidated will have all of the obligations with respect to the registration and sale of Conversion Shares as Consolidated has pursuant to the registration and sale of Collateral Shares under Section 1 of this Agreement. Furthermore, APS shall have all rights related to the registration and sale of Conversion Shares as APS has with respect to the registration and sale of Collateral Shares pursuant to Section 1 of this Agreement. The parties hereto acknowledge and agree that failure to reach a Conversion Price Agreement prior to December 15, 1997, or to obtain Shareholder Approval on or before April 1, 1998 will result in an acceleration of certain payment obligations under and pursuant to the New Note as provided in Section 5 below.

         4. MATTERS CONCERNING ACQUISITION. The parties acknowledge and agree that Consolidated is considering the sale of the Houston division (the "Houston Division") of Acquisition, and possibly also the other divisions of Acquisition (the "Other Divisions"), which sales would require the prior written consent of APS pursuant to the Security Documents. APS will give its written consent for a reorganization of Acquisition into two (2) separate corporations to facilitate a sale of each, one (1) owning all the assets of the Houston Division (the "Houston Sub") and one (1) owning all the assets of the Other Divisions (the "Other Sub") provided (i) each of the Houston Sub and the Other Sub execute and deliver to APS a payment and performance guaranty agreement for the benefit of APS covering all payment and performance obligations of Consolidated, in substantially the same form of the guaranty agreements executed by the Subsidiaries that are included in the Security Documents, (ii) Consolidated grants APS a first lien, perfected security interest in and to all of the capital stock of the Houston Sub and the Other Sub, and (iii) APS is reasonably satisfied, after a full opportunity to engage in sufficient due diligence, that the division of assets between the Houston Sub and the Other Sub reflects a commercially reasonable division to each new Subsidiary of assets applicable to that Subsidiary's operations as previously conducted.

         If all of the following terms and conditions are satisfied, APS agrees that at the time of any sale of the Houston Division or the Houston Sub, APS will give its written consent to the sale at such time:

         a. Neither Consolidated nor any of the Subsidiaries shall be in default, and no event of default shall have occurred, under any of the Security Documents or the New Note; and

         b. APS must receive at least Seven Hundred Fifty Thousand Dollars ($750,000) in immediately available funds, from the funds received directly from the purchaser of the Houston Division at any closing of the sale thereof, as payment on the indebtedness evidenced by the New Note. All parties hereto acknowledge and agree that such payment shall not in any respect affect Consolidated's monthly or final payment obligations under the New Note, except to the extent the final payment obligation amount is reduced as a result of the special payment received pursuant to this provision. The Seven Hundred Fifty Thousand Dollars ($750,000), or more if more is paid, is to be applied first to any interest accrued and unpaid under the New Note, with any balance to be applied to principal; and

         c. The Houston Division or Houston Sub must be sold to a purchaser who is not related to, or affiliated with, Consolidated or any of the Subsidiaries or any of the shareholders, directors or officers of Consolidated or any of the Subsidiaries; and

         d. APS shall have been given at least ten (10) days opportunity prior to the closing of any sale of the Houston Division or Houston Sub and after receipt by APS of all documents, instruments and agreements, to review all documents, instruments and agreements entered into, or to be entered into at any such closing, in connection with such sale and as may otherwise be necessary for APS to ensure compliance with the conditions for any APS consent to the sale as contained herein. Furthermore, Consolidated agrees to cooperate with APS and to provide APS access to, and participation in, the closing of any such sale, as APS shall request in order for APS to ensure compliance with the conditions to any APS consent as provided herein. APS shall not be required to provide its written consent to any sale of the Houston Division or Houston Sub until the closing of any such sale, and any such consent may be conditioned expressly upon compliance with the terms and conditions provided herein.

         Upon a sale of the Houston Division or Houston Sub on the terms and conditions provided herein, and upon APS receiving at least the Seven Hundred Fifty Thousand Dollars ($750,000) minimum payment required as a condition to it giving its consent to such sale, APS will release its security interest in the stock of Acquisition and the Houston Sub (if applicable) and return the certificates evidencing such stock to Consolidated and will release the Houston Sub from its guaranty agreement. However, Acquisition and any Other Sub will continue to be bound by their guaranty agreements and such guaranty agreements shall remain binding and enforceable in accordance with their terms.

         APS will give its written consent to a sale of the Other Divisions or the Other Sub in the event each of the conditions for a sale of the Houston Division or the Houston Sub described in paragraphs a., c. and d. are satisfied as to the sale of the Other Divisions or Other Sub, and provided APS receives a payment directly from the purchaser of an amount, in immediately available funds, equal to at least thirty percent (30%) of the cash and fair market value of other property or assets received or receivable by Consolidated as a result of any such sale, after deducting only the amount, if any, paid to secured creditors of Acquisition or the Other Sub. Upon any such sale of the Other Divisions or the Other Sub, and upon APS receiving the minimum thirty percent (30%) payment described above, APS will release any security interest it has in the capital stock of the Other Sub, and will release the guaranty agreements of Acquisition and the Other Sub (if applicable).

         5. New Note Modifications. The parties hereto agree that, notwithstanding the terms of the New Note, in the event (i) APS and Consolidated are unable to enter into a mutually agreeable written Conversion Price Agreement as described in Section 3 above on or prior to December 15, 1997, or (ii) Shareholder Approval of the necessary increase in the authorized number of shares of common stock of Consolidated as contemplated pursuant to Section 3 above is not obtained on or prior to April 1, 1998, then, in either event, the monthly installments of $85,000 that would otherwise be due beginning October 1, 1998 will, instead, be required to begin April 1, 1998 (or on December 15, 1997, in the event of failure to enter into a written Conversion Price Agreement on or prior to December 15, 1997), and Consolidated shall be in default (notwithstanding any terms of the New Note to the contrary) under the New Note and the Security Documents if Consolidated thereafter fails to make any such $85,000 monthly payment.

         The parties hereto agree that notwithstanding any terms of the New Note to the contrary, in the event APS gives its written consent to the Global Refinancing pursuant to Section 2 hereof, and receives the APS Payment, and the Global Refinancing is closed prior to January 1, 1998, then the $40,000 monthly payments due under the New Note which would otherwise begin January 1, 1998 pursuant to the terms of the New Note, will, instead, begin on the earlier of
(i) the first day of the calendar month following the month in which the Global Refinancing is closed, or (ii) January 1, 1998, and Consolidated shall be in default (notwithstanding any terms of the New Note to the contrary) under the New Note and the Security Documents if Consolidated fails thereafter to make a payment of at least $40,000 on or before the first day of each month through and including September 1, 1998.

         The parties hereto agree that, in the event, on October 1, 1999 Consolidated tenders to APS all outstanding principal and accrued interest due under and pursuant to the New Note, and there has not theretofor been any default, or event of default, under the New Note or any of the Security Documents, then APS will agree to accept, in lieu of the fifteen percent (15%) per annum interest due from and after the Effective Date under the terms of the New Note, interest after the Effective Date on the principal amount due under the New Note calculated at the rate of twelve percent (12%) per annum. Notwithstanding the foregoing, nothing contained in this paragraph, or otherwise in this Agreement, is intended to modify, limit or otherwise affect any of Consolidated's obligations with respect to the repayment of (i) any principal amount of the New Note, or (ii) any principal or interest accrued under the Original Note that was refinanced into the principal of the New Note.

         6. No Additional Financings. The parties acknowledge and agree that certain of the Security Documents provide that, without the prior consent of APS, neither Consolidated nor any of the Subsidiaries will create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guaranty of the debt of another, or otherwise) other than to APS, except trade debts incurred in the ordinary course of business. The parties hereto covenant and agree that such provisions of the Security Documents remaining binding and enforceable in all respects, are to be broadly construed for the benefit of APS, and that the prohibitions on creating, incurring, assuming or becoming liable for, any indebtedness, etc., shall be deemed to preclude, without limitation, not only traditional methods of financing, but also financings in the form of factoring, assets securitizations, sale and lease backs, financings through the issuance of equity securities, debt securities or convertible securities, debenture or bond financings and all other forms of financing and borrowing, except for open account trade payables incurred in the ordinary course of business; provided, however that factoring transactions that occurred prior to October 15, 1997, will not be deemed to constitute a violation of the foregoing so long as there is no increase after October 15, 1997, in the amounts due or involved in such factoring relationships.

         7. Financial Reporting Requirements. In additional to such financial and other reporting requirements as may be provided pursuant to the Security Documents, Consolidated covenants and agrees that it will provide to APS, within thirty (30) days of the end of each month, beginning with the month of September, 1997, consolidated financial statements for Consolidated and all of the Subsidiaries, together with separate supporting Subsidiary financial statements and statements of consolidation, as of and for the month and year to date period ended on the last day of each calendar month. Each such set of financial statements shall be presented on a comparative basis for the periods and dates in the preceding year and shall include detailed narrative analysis by the management of Consolidated, addressed to the attention of the board of directors of APS, of the financial position and results of operations reflected therein as of and for the periods covered by the financial statements, together with an assessment of future operating results (on a consolidated basis, and for each Subsidiary). Furthermore, each set of monthly financial statements and associated management analysis shall contain a written statement signed by the Chief Financial Officer of Consolidated to the effect that (i) the financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and are a fair and accurate presentation of the financial position and results of operations of Consolidated, each of the Subsidiaries, and the consolidated group as of the date and for the periods covered by the financial statements, and (ii) the Chief Financial Officer has no reason to believe that the narrative management analysis accompanying such financial statements contains any misleading facts or statements, or omits any fact or statement, the omission of which would make the statements contained therein materially misleading.

         8. Prohibition on Sale of Assets. Consolidated and each of the Subsidiaries covenants and agrees with APS that neither Consolidated nor any of the Subsidiaries shall sell, transfer, assign or otherwise convey any of their assets, properties or rights or enter into any agreement with respect to any of the foregoing, in any one transaction or a series of related transactions, involving an aggregate consideration, in cash or the fair market value of other property or consideration, in excess of Fifty Thousand Dollars ($50,000) without the express prior written consent of APS in each instance; provided such consent shall not be withheld if there has been no default, or event of default, under the New Note or any of the Security Documents, and APS receives, directly from the purchaser at the closing of any such sale, a payment in immediately available funds, equal to at least thirty percent (30%) of the net cash and fair market value of other property or assets received or receivable by Consolidated or the applicable selling Subsidiary as a result of such sale, after deducting only the amount, if any, paid to secured creditors having liens on the assets sold. APS must receive the ten (10) day opportunity, as described in paragraph
d. of Section 4, with respect to each such sale and any payments received by APS upon any asset sale shall be treated as described in paragraph b. of Section 4. The parties further acknowledge and agree, that once the total accrued interest and principal remaining due under and pursuant to the New Note is, in the aggregate, less than Nine Hundred Thousand Dollars ($900,000), then no consent shall be required from APS for purposes of any of the asset sale transactions described in this Section 8 provided APS receives the minimum thirty percent (30%) payment described above and Consolidated and the Subsidiaries complies with the other provisions of this Section 8 with respect to any such asset sale, transfer, assignment or conveyance. Notwithstanding the foregoing (but subject to the provisions of Section 4 regarding Acquisition), the provisions for APS granting consent (or not needing to grant consent) for the transactions described in this Section 8 shall not apply to sales of divisions, operating units, business lines, departments or other businesses, and APS' prior written consent for any sale, transfer, assignment or other conveyance thereof shall be required in each instance (which consent APS shall be under no obligation to grant or not withhold).

         9. INSURANCE COVERAGE. Consolidated and the Subsidiaries each covenant and agree that APS has received, prior to or simultaneously upon the execution of this Agreement, written agreements from all of Consolidated's and the Subsidiaries' current insurance carriers or insurance brokers (i) acknowledging the existence and terms of coverage of all policies of insurance owned or maintained by Consolidated or any of the Subsidiaries, and (ii) expressly agreeing with APS that each carrier or broker will notify APS in writing simultaneously whenever a cancellation notice is sent to Consolidated or any of the Subsidiaries with respect to any of the policies of insurance. Furthermore, Consolidated and each of the Subsidiaries covenants and agrees that, as a condition to obtaining or renewing any policies of insurance, they will obtain from the applicable insurance carriers or brokers written agreements acknowledging the existence and terms of coverage of the subject policies of insurance and expressly agreeing with APS that each carrier or broker will notify APS in writing simultaneously whenever a cancellation notice is sent to Consolidated or any of the Subsidiaries with respect to any of the policies of insurance.

         10. INTERCOMPANY INDEBTEDNESS. Consolidated and each of the Subsidiaries agrees that for so long as any indebtedness from Consolidated or any of the Subsidiaries, to APS remains unpaid, neither Larco nor 7-7 shall have any payment obligation, shall make any payments, or shall forego, waive or release any amount due to Larco or 7-7, with respect to any intercompany or affiliate indebtedness, and neither Consolidated nor any of the Subsidiaries shall (i) fail to pay any amounts due Larco or 7-7, or (ii) demand, receive or accept any payments from either Larco or 7-7 except for (X) charges to Larco used solely to satisfy payroll, administrative, debt or other legitimate and commercially reasonable obligations of Larco arising in the ordinary course of business consistent with past practices, or (Y) short term advances repaid to Larco within ten (10) days after being made by Larco. Furthermore, Consolidated and each of the Subsidiaries agrees that upon any default, or event of default, under the New Note or any of the Security Documents, Consolidated and each of the Subsidiaries will be deemed, automatically and without the requirement of any further action on their part, to have forgiven, waived and released any indebtedness or obligations owed to them by Larco or by 7-7, and will not thereafter demand, receive or accept any payments, properties or other amounts from Larco or 7-7, and Larco and 7-7 will not thereafter pay or tender any amounts to any Subsidiary. Consolidated and each of the Subsidiaries agrees that, upon request of APS, they will execute such acknowledgments, documents and other instruments or agreements as APS shall request to evidence the matters described in this Section 10.

         11. REPRESENTATIONS AND WARRANTIES. Consolidated and each of the Subsidiaries hereby, jointly and severally, represents and warrants to APS, and covenants with APS, as follows:

                  (a) Consolidated and each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of their incorporation, and has full corporate power and authority to carry on its business as now conducted, to enter into and perform this Agreement, and to perform all of its obligations under and pursuant to each and every of the Security Documents to which it is a party. This Agreement has been duly and validly authorized, executed and delivered by Consolidated and each of the Subsidiaries, and constitutes the valid and binding obligation of Consolidated and each of the Subsidiaries, enforceable against them in accordance with its terms.

                  (b) There is only one class of common stock of Consolidated outstanding.

                  (c) Consolidated has made available to APS copies of Consolidated's annual report on Form 10-K for the year ended December 31, 1996, and its quarterly reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, (collectively, the "Periodic Reports"), in the form filed with the Commission pursuant to the requirements of the Exchange Act. The Periodic Reports were appropriately responsive to the requirements of the Exchange Act, were complete and proper in form and did not contain an untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since June 30, 1997, and through the Effective Date, no event has occurred as a consequence of which Consolidated would be required to file, on or before the Effective Date, a current report on Form 8-K pursuant to the requirements of the Exchange Act, except for the Form 8-K filed prior to the Effective Date to report that Consolidated's stock is no longer traded on the Nasdaq Stock Market, Inc. SmallCap Market.

         (d) No default, or event of default, has occurred under any of the Security Documents, and each of the parties to the Security Documents is in compliance with its obligations thereunder.

         (e) Consolidated's and each of the Subsidiaries' representations and warranties under each of the Security Documents to which they are parties was true and correct when made, and remains true and correct as of the Effective Date of this Agreement.

         (f) The entering into and performance of their obligations under the Security Documents, and the execution and delivery by Consolidated of the New Note (and the performance of Consolidated's and the Subsidiaries' obligations thereunder), does not conflict with or constitute a breach of, or default under, any organizational document, bylaw, contract, agreement or obligation applicable to Consolidated or any of the Subsidiaries.

         12. EFFECT OF AGREEMENT. The parties hereto acknowledge and agree that this Agreement does not constitute an amendment, modification, replacement or limitation on any of APS' rights under and pursuant to any of the Security
Documents, and all of the Security Documents are intended to be, and remain, binding and enforceable in accordance with their terms. The Security Documents are intended to be construed consistently with this Agreement. However, in the event of a direct conflict between the terms of any of the Security Documents and this Agreement, the terms of this Agreement shall control. Consolidated and each of the Subsidiaries represents, warrants, covenants and agrees that (i) APS has not breached or defaulted under any contractual obligations to any of them, and (ii) there are no defenses available to Consolidated or any of the Subsidiaries against the enforceability of each and every of their obligations under the Security Documents. Consolidated and each of the Subsidiaries does hereby forever release and discharge APS and APS' shareholders, directors, officers, affiliates, agents, attorneys and employees, from any and all claims, demands, causes of action, obligations, debts or other rights, whether arising from the law of contract, tort, property, common law, constitutional law or statutory law, known or unknown, which it may have or could assert, including but not limited to any claims or causes of action relating to the Original Note, the Security Documents, the New Note or any transactions with APS (including without limitation the purchase by APS, and sale back to Consolidated, of the stock of Consolidated pursuant to which the Original Note was executed and delivered by Consolidated to APS). The foregoing is not intended to release APS from any of its executory obligations under this Agreement.

         Without limiting the foregoing, Consolidated and each of the Subsidiaries expressly acknowledge and agree that APS is not relinquishing, waiving or otherwise modifying any right, claim or cause of action it has or may have, against Consolidated or any of the Subsidiaries or any of their affiliates, directors, officers, shareholders or employees, including without limitation, any such claims, rights or causes of action related to (i) the negotiation and entering into the various agreements and transactions which give rise to the Original Note and Security Documents, or any misrepresentation made in connection therewith, or any breach or default thereunder, or (ii) the Original Note, the New Note, or any of the Security Documents, or any breach or default thereunder.

         13. REIMBURSEMENT OF EXPENSES. Consolidated agrees to reimburse APS for all legal fees and associated expenses incurred by APS in negotiating, preparing and entering into this Agreement, the New Note and the Security Documents, and perfecting the various security interests granted pursuant thereto. APS acknowledges that Consolidated has prepaid Ten Thousand Dollars ($10,000) of such fees and expenses. Consolidated agrees to promptly reimburse any of the reimbursable fees and expenses described above in excess of Ten Thousand Dollars ($10,000) upon written request by APS, which request shall include reasonable supporting documentation for the reimbursement requested. In the event the reimbursable fees and expenses described above do not exceed Ten Thousand Dollars ($10,000), APS will reimburse any unutilized amount of the prepayment to Consolidated after a final accounting of the costs incurred by APS.

         14. REMEDIES. This Agreement may be enforced at law or in equity, including, but not limited to, injunctive relief. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision hereof in this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent then permitted by law. Consolidated and the Subsidiaries shall be deemed to be in joint and several default under this Agreement if there is any default (which is not cured after any required notices of default and opportunity to cure) under the New Note or any of the Security Documents.

         15. GOVERNING LAW AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except the laws of Texas that would render such choice of law ineffective). Venue for any action relating to this Agreement shall be proper only in Texas.

         16. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         17. INUREMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto (other than APS) without the express prior written consent of APS in each instance. Upon written notice to Consolidated, APS may assign its rights and obligations under this Agreement. Upon the creation or acquisition of any new Subsidiary, Consolidated and the Subsidiaries shall cause such new Subsidiary to promptly execute and be bound by, a counterpart of this Agreement.

         18. NOTICES. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or
(b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage pre-paid to the relevant party at its address indicated below:

         APS:      American Physicians Service Group, Inc.
                   1301 Capital of Texas Highway, Suite C-300
                   Austin, Texas 78746-6550
                   Attn: President

         Consolidated
         or
         the Subsidiaries:          Consolidated Eco-Systems, Inc.
                                    6807 West 12th Street
                                    Little Rock, AR  72204
                                    Attn: President

Any party may change its address for purposes of this Agreement by proper notice to the other party.

               [Remainder of this page left intentionally blank.]

043860.0002  Austin  32504 v04


                               SIGNATURE PAGES TO
                          MASTER REFINANCING AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 6th day of November, 1997.


         CONSOLIDATED:                       Consolidated Eco-Systems, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors

                                             Title: President/CEO


         APS:                                American Physicians Service Group,
                                                Inc.


                                             By: /s/ Duane Boyd

                                             Name: Duane Boyd

                                             Title: Senior VP


         LARCO:                              Larco Environmental Services, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO

                               SIGNATURE PAGES TO
                          MASTER REFINANCING AGREEMENT
                                   (continued)

         7-7:                                7-7, Inc.


                                             By: /s/ Sam M. Williams

                                             Name: Sam M. Williams

                                             Title: President


         CES:                                Consolidated Environmental
                                                Services, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO


         CIERRA:                             Cierra, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO


         KR INDUSTRIAL:                      KR Industrial Services of Alabama,
                                               Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO

                               SIGNATURE PAGES TO
                          MASTER REFINANCING AGREEMENT
                                   (continued)

         EXSORBET TECHNICAL:                 Exsorbet Technical Services, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO


         ACQUISITION:                        Eco Acquisition, Inc.


                                             By: /s/ James J. Connors, Jr.

                                             Name: James J. Connors, Jr.

                                             Title: President/CEO